UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 23, 2006
NOBLE CORPORATION
(Exact name of registrant as specified in its charter)

CAYMAN ISLANDS	001-31306	98-0366361

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13135 South Dairy Ashford, Suite 800 Sugar Land, Texas	77478

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 276-6100

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definative Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
Underwriting Agreement
Indenture
First Supplemental Indenture
Specimen Note
Opinion of Baker Botts L.L.P.
Opinion of Maples and Calder
Opinion of Maples and Calder
Press Release

Item 1.01 Entry into a Material Definative Agreement.
     On May 26, 2006, Noble Corporation (the “Company”) issued $300,000,000 aggregate principal amount of its 5.875% Senior Notes due 2013 (the “Senior Notes”). The Senior Notes were issued under an Indenture, dated as of May 26, 2006 (the “Base Indenture”), between the Company and JPMorgan Chase Bank, National Association, as indenture trustee (the “Trustee”), as amended and supplemented by a First Supplemental Indenture, dated as of May 26, 2006 (together with the Base Indenture (insofar as such indenture governs the Senior Notes but not as it relates to any other debt securities that may be issued by the Company), the “Indenture”), among the Company, Noble Drilling Corporation, a Delaware corporation and a wholly owned indirect subsidiary of the Company (“Noble Drilling”), and the Trustee. The Indenture provides for the guarantee by Noble Drilling of the punctual payment of the principal of, premium, if any, interest on and all other amounts due under the Senior Notes and the Indenture (the “Guarantee”).
     The Company and Noble Drilling offered the Senior Notes and the Guarantee to the public by a Prospectus Supplement, dated May 23, 2006, to a Prospectus, dated May 22, 2006, which is part of a Registration Statement on Form S-3 (Registration No. 333-131885), filed by the Company and Noble Drilling with the U.S. Securities and Exchange Commission under the Securities Act of 1933. The Senior Notes were sold pursuant to an Underwriting Agreement, dated as of May 23, 2006 (the “Underwriting Agreement”), among the Company, Noble Drilling and Goldman, Sachs & Co., as representative of the underwriters named therein.
     The Company received net proceeds from the sale of the Senior Notes of approximately $297.5 million after deducting underwriting discounts and commissions and expenses. The Company used the net proceeds to repay $135 million of long-term debt plus accrued interest under the Company’s unsecured revolving bank credit facility. The Company intends to use the balance of the net proceeds from the offering for other general corporate purposes.
     Interest on the Senior Notes began accruing on May 26, 2006 at a rate of 5.875% per annum. Interest on the Senior Notes will be payable by the Company on June 1 and December 1 of each year, beginning on December 1, 2006. The Company may redeem the Senior Notes in whole or in part at any time and from time to time under the terms provided in the Indenture at the redemption price as described in the Senior Notes and the Indenture. The Senior Notes will mature on June 1, 2013.
     The Indenture contains certain restrictions, including, among others, restrictions on the Company’s ability and the ability of the Company’s subsidiaries to create or incur secured indebtedness, enter into certain sale and leaseback transactions, and merge or consolidate with another entity.
     The foregoing description is qualified in its entirety by reference to the Base Indenture, the First Supplemental Indenture, the Underwriting Agreement and the Specimen Note for the Senior Notes, including the endorsement of the Guarantee, copies of which are filed as exhibits to this Current Report and are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.
     On May 26, 2006, the Company issued a press release announcing that it had completed the offering of the Senior Notes. A copy of such press release is attached as Exhibit 99.1 to this Current Report and will be published in the “Newsroom” area on the Company’s web site at http://www.noblecorp.com. Pursuant to the rules and regulations of the U.S. Securities and Exchange Commission, the press release is being furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER		DESCRIPTION

1.1	—	Underwriting Agreement, dated May 23, 2006, among Noble Corporation, Noble Drilling Corporation and Goldman, Sachs & Co., as representative of the several underwriters.

4.1	—	Indenture, dated as of May 26, 2006, between Noble Corporation, as Issuer, and JPMorgan Chase Bank, National Association, as Trustee.

4.2	—	First Supplemental Indenture, dated as of May 26, 2006, between Noble Corporation, as Issuer, Noble Drilling Corporation, as Guarantor, and JPMorgan Chase Bank, National Association, as Trustee.

4.3	—	Specimen Note for the 5.875% Senior Notes due 2013 of Noble Corporation.

5.1	—	Opinion of Baker Botts L.L.P. with respect to the 5.875% Senior Notes due 2013 of Noble Corporation and the payment guarantee of Noble Drilling Corporation.

5.2	—	Opinion of Maples and Calder with respect to the 5.875% Senior Notes due 2013 of Noble Corporation.

8.1	—	Opinion of Maples and Calder with respect to certain Cayman Islands tax matters.

99.1	—	Noble Corporation Press Release issued May 26, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION

Date: May 26, 2006	By:	/s/ Robert D. Campbell

Robert D. Campbell,
Senior Vice President and General Counsel

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION

1.1	—	Underwriting Agreement, dated May 23, 2006, among Noble Corporation, Noble Drilling Corporation and Goldman, Sachs & Co., as representative of the several underwriters.

4.1	—	Indenture, dated as of May 26, 2006, between Noble Corporation, as Issuer, and JPMorgan Chase Bank, National Association, as Trustee.

4.2	—	First Supplemental Indenture, dated as of May 26, 2006, between Noble Corporation, as Issuer, Noble Drilling Corporation, as Guarantor, and JPMorgan Chase Bank, National Association, as Trustee.

4.3	—	Specimen Note for the 5.875% Senior Notes due 2013 of Noble Corporation.

5.1	—	Opinion of Baker Botts L.L.P. with respect to the 5.875% Senior Notes due 2013 of Noble Corporation and the payment guarantee of Noble Drilling Corporation.

5.2	—	Opinion of Maples and Calder with respect to the 5.875% Senior Notes due 2013 of Noble Corporation.

8.1	—	Opinion of Maples and Calder with respect to certain Cayman Islands tax matters.

99.1	—	Noble Corporation Press Release issued May 26, 2006.

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